AMERICAN FINANCIAL
REALTY TRUST

Muriel Lange Investor Relations (215) 887-2280 (X3023) Email: mlange@afrt.com	Anthony J. DeFazio Media Relations (215) 887-2280 (X2919) Email: adefazio@afrt.com

American Financial Realty Trust Announces Acquisition of
Citizens Bank Branch Portfolio

AFR to Acquire 241 Fully-Occupied Triple Net Leased Bank Branches through
Joint Venture with Dillon Read Capital Management

JENKINTOWN, Pa., June 23, 2006 – American Financial Realty Trust (NYSE: AFR), a real estate investment trust focused on acquiring and leasing properties occupied by financial institutions, announced today that it has entered into agreements with Citizens Bank, N.A. and Charter One Bank, N.A., two bank subsidiaries of Citizens Financial Group, Inc., to acquire 241 fully occupied bank branches. The aggregate purchase price will be approximately $323 million before acquisition costs. The transactions are expected to close in late June and early July. Citizens and Charter One will continue to operate in these locations. Citizens Financial Group, Inc. is a wholly owned subsidiary of The Royal Bank of Scotland Group plc.

American Financial Realty also announced that the assets will be acquired in a joint venture with Dillon Read Capital Management LLC, AFR’s first joint venture with this partner. AFR’s property management affiliate will provide day-to-day management of the portfolio

“This transaction represents a significant achievement on many fronts,” said Nicholas S. Schorsch, president and chief executive officer of American Financial Realty Trust. “The acquisition demonstrates our continued strength in the bank real estate market. AFR was selected due to its dominance as an acquirer and manager of bank occupied real estate and its unique ability to execute large scale portfolio acquisitions. At the same time, the joint venture enhances our competitive advantage in the bank real estate market and provides higher overall returns through management fee and financial performance-based incentive income, while reducing our balance sheet exposure. We believe this partnership opens future co-investment opportunities, which will act as a catalyst for growth.” Mr. Schorsch concluded, “This strategic partnership is a working example of how AFR is enhancing financial performance and shareholder returns. The Company’s management and Board are engaged in a wider review of additional strategic opportunities to further enhance shareholder value.”

Additional information regarding the transaction will be provided by the Company following closing of the initial acquisition in late June.

Forward-Looking Statements

Certain statements in this press release constitute forward-looking statements within the meaning of the federal securities laws. You can identify these statements by our use of the words “expects,” “anticipates,” “estimates,” “intends,” “believes” and similar expressions that do not relate to historical information. You should exercise caution in interpreting and relying on forward-looking statements because they involve known and unknown risks and uncertainties which are, in some cases, beyond the Company’s control and could materially affect actual results, performance or achievements. These risks and uncertainties include the risks detailed from time to time in the Company’s filings with the Securities and Exchange Commission, and include, without limitation, changes in general economic conditions and the extent of any tenant bankruptcies and insolvencies; the Company’s ability to maintain and increase occupancy; the Company’s ability to timely lease or re-lease space at anticipated net effective rents; the cost and availability of debt and equity financing; and the Company’s ability to acquire and dispose of certain of its assets from time to time on acceptable terms. The Company assumes no obligation to update or supplement forward-looking statements that become untrue because of subsequent events.

About American Financial Realty Trust

American Financial Realty Trust is a self-administered, self-managed real estate investment trust that acquires properties from, and leases properties to, regulated financial institutions. The Company owns and manages its assets primarily under long-term triple net and bond net leases with banks. The Company is led by chief executive officer Nicholas S. Schorsch and non-executive chairman Lewis S. Ranieri. The Company is traded on the New York Stock Exchange under the ticker symbol AFR.

To arrange media interviews with American Financial Realty executives, contact Tony DeFazio at 215-887-2280, x2919 or adefazio@afrt.com. For more information on American Financial Realty Trust, visit the Company’s website at www.afrt.com.

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